For Further Information: Michael W. McCarthy Director — Investor Relations Office: (978) 262-2459 michael.mccarthy@brooks.com
Press Release

For Immediate Release
May 8, 2008
Brooks Automation Reports Second Quarter Financial Results
Chelmsford, Massachusetts May 8, 2008 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s second quarter and first six months of fiscal 2008 ended on March 31, 2008.
Revenues for the second quarter of 2008 were $147.6 million, compared to revenues of $194.9 million in the second quarter of 2007, a decrease of 24.3%. Sequentially, revenues were essentially flat from fiscal 2008 first quarter revenues of $147.8 million.
Loss from continuing operations for the second quarter of fiscal 2008 amounted to $8.7 million, or $0.14 per diluted share. This compares with income from continuing operations of $15.8 million, or $0.21 per diluted share in the second quarter of the prior year. Sequentially, the loss from continuing operations increased $7.3 million compared to a first quarter loss of $1.4 million, or $0.02 per diluted share. The loss from continuing operations for the second quarter of fiscal 2008 before special charges was $3.2 million or $0.05 per diluted share, which came in at the mid-point of the Company’s guidance. The special charges taken during the quarter included restructuring and a loss on investment that totaled $5.4 million, or $0.09 per diluted share. The loss from continuing operations reported in the first quarter of fiscal 2008 included $0.6 million, or $0.01 per diluted share, of restructuring charges.
Net loss for the second quarter of 2008 totaled $8.3 million or $0.13 per diluted share. This compares to net income of $107.8 million or $1.43 per diluted share in the second quarter of 2007, which included income from discontinued operations of $92.0 million or $1.22 per diluted share.
Adjusted Earnings before Interest, Depreciation and Amortization for the second quarter of fiscal 2008 was $7.2 million compared to $28.2 million in the prior year period and $7.3 million in the first quarter of fiscal 2008. Together with cash generated from managing operating assets, this resulted in cash flows from operations for the second quarter of fiscal 2008 of $11.3 million compared to $21.5 million in the prior year period and cash outflows of $6.1 million in the first quarter of fiscal 2008.
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Brooks Automation Reports Second Quarter Financial Results................page two
Revenues for the first six months of fiscal year 2008 were $295.5 million, a 23.5% decrease from prior year revenues of $386.3 million. The net loss for the first half of fiscal 2008 was $9.7 million, or $0.15 per diluted share compared to the prior year’s net income of $129.9 million or $1.73 per diluted share. The loss for fiscal 2008 included the previously mentioned charges. Net income for fiscal 2007 included the aforementioned gains on the March 30, 2007 sale of the Brooks Software division and income from that discontinued operation.
The results for the quarter ending March 31, 2008 include the recognition of a gain in discontinued operations related to the resolution of certain contingencies.
Commenting on the second quarter results, Robert J. Lepofsky, President and Chief Executive Officer of Brooks said, “Our results for the quarter were in the middle of the range of guidance provided earlier but are still below the level of performance we are aiming to achieve in the short term.”
Mr. Lepofsky further noted “We are presently six months into a time-phased restructuring effort designed to significantly improve our competitive position and financial performance. This effort will leverage strategic investments we have made over the past two years and will ultimately broaden Brook’s product portfolio and customer base. Our reported financial results somewhat mask the underlying progress we have made to date. Implementation of our organizational realignment aimed at increasing customer responsiveness and reducing cost accelerated, as planned, in March. Rationalization of our world-wide facilities will reduce our global footprint by about fifteen percent by the end of the current quarter. Real progress has been made in the resolution of several outstanding legal issues that will eliminate the financial burden of these matters as we move forward.”
Mr. Lepofsky continued “Our customers are responding very favorably to our initiatives as well. They have embraced our increased focus on performance and responsiveness and are rewarding us with new commitments for a larger share of their business. It is well understood that the difficult external environment that we currently face is exerting increasing pressure on top line expansion. However, the talented people comprising the global Brooks organization recognize that current market conditions represent a short-term challenge while the successful implementation of our restructuring plans are forming the basis for sustainable long term performance. We believe that our shareholders will clearly see the results of their work in the quarters ahead.”
Business Outlook
In providing guidance for the third quarter of fiscal 2008 ending on June 30, 2008, Brooks expects revenues could be in the range of $125 million to $140 million with a net loss between $0.12 per share and breakeven. The guidance for loss per share does not include restructuring costs that are likely to be incurred during the quarter.
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Brooks Automation Reports Second Quarter Financial Results................page three
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows attached to this release.
Brooks Automation management will host a public conference call on Thursday, May 8, 2008 at 4:30 p.m. ET to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media may participate in the call by dialing (213)785-2437. Participants outside of the United States and Canada can access the call using the same number. It is recommended that participants dial in five minutes prior to the call’s scheduled start time. The call will also be broadcast live on Brooks’ website at www.brooks.com. Additionally, the call will be archived on this website for convenient on-demand replay until Brooks Automation reports fiscal 2008 third quarter results in mid-August, 2008.
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About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information see www.brooks.com or email co.csr@brooks.com
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934.
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, profit and loss and cash flow expectations, expected restructuring charges and other charges, the impact of anticipated workforce reductions, future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor industry, demand for our new and existing products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, our strategy of sourcing from low cost regions, and the outlook of the semiconductor industry. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting, low cost sourcing and expense control measures; intense price competition; disputes concerning intellectual property; expenses associated with legal disputes and litigation; continuing uncertainties in global political and economic conditions, the potential for the incurrence of material expense and the diversion of management’s attention from other business concerns created by the pending investigation by the Securities and Exchange Commission; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
08-09

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	March 31,		March 31,
	2008	2007	2008	2007
Revenues
Product	$118,503	$162,999	$238,573	$325,140
Services	29,144	31,927	56,907	61,154

Total revenues	147,647	194,926	295,480	386,294

Cost of revenues
Product	87,407	109,519	173,667	217,646
Services	23,801	22,917	46,925	46,476

Total cost of revenues	111,208	132,436	220,592	264,122

Gross profit	36,439	62,490	74,888	122,172

Operating expenses
Research and development	11,553	13,278	23,985	26,368
Selling, general and administrative	29,896	30,562	58,999	61,558
Restructuring charges	2,506	3,040	3,106	3,040

Total operating expenses	43,955	46,880	86,090	90,966

Operating income (loss) from continuing operations	(7,516)	15,610	(11,202)	31,206
Interest income	1,806	2,355	5,015	4,530
Interest expense	310	314	443	455
Loss on investment	2,931	—	2,931	—
Other (income) expense, net	(1,161)	383	(818)	925

Income (loss) from continuing operations before income taxes and minority interests	(7,790)	17,268	(8,743)	34,356
Income tax provision	885	1,480	1,555	2,124

Income (loss) from continuing operations before minority interests	(8,675)	15,788	(10,298)	32,232
Minority interests in income of consolidated subsidiaries	35	216	8	52
Equity in earnings of joint ventures	46	179	223	550

Income (loss) from continuing operations	(8,664)	15,751	(10,083)	32,730
Income from discontinued operations, net of income taxes.	—	8,138	—	13,298
Gain on sale of discontinued operations, net of income taxes	371	83,898	371	83,898

Income from discontinued operations, net of income taxes.	371	92,036	371	97,196

Net income (loss)	$(8,293)	$107,787	$(9,712)	$129,926

Basic income (loss) per share from continuing operations.	$(0.14)	$0.21	$(0.15)	$0.44
Basic income per share from discontinued operations	0.01	1.23	0.01	1.30

Basic net income (loss) per share	$(0.13)	$1.44	$(0.15)	$1.74

Diluted income (loss) per share from continuing operations	$(0.14)	$0.21	$(0.15)	$0.44
Diluted income per share from discontinued operations	0.01	1.22	0.01	1.29

Diluted net income (loss) per share	$(0.13)	$1.43	$(0.15)	$1.73

Shares used in computing income (loss) per share
Basic	63,859	74,766	66,494	74,680
Diluted	63,859	75,327	66,494	75,173

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31,	September 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$113,267	$168,232
Marketable securities	42,029	80,102
Accounts receivable, net	92,566	105,904
Inventories, net	113,304	104,794
Prepaid expenses and other current assets	17,604	20,489

Total current assets	378,770	479,521

Property, plant and equipment, net	82,588	80,747
Long-term marketable securities	27,795	26,283
Goodwill	318,745	319,302
Intangible assets, net	68,907	76,964
Equity investment in joint ventures	26,223	24,007
Other assets	6,775	8,014

Total assets	$909,803	$1,014,838

Liabilities, minority interests and stockholders’ equity
Current liabilities
Accounts payable	$47,482	$57,758
Deferred revenue	8,666	5,424
Accrued warranty and retrofit costs	9,564	10,986
Accrued compensation and benefits	18,741	23,850
Accrued restructuring costs	7,006	6,778
Accrued income taxes payable	4,629	5,934
Accrued expenses and other current liabilities	19,385	21,908

Total current liabilities	115,473	132,638
Accrued long-term restructuring	7,378	8,933
Income taxes payable	10,649	10,159
Other long-term liabilities	2,516	2,866

Total liabilities	136,016	154,596

Contingencies
Minority interests	471	463

Stockholders’ equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 76,966,916 shares issued and 63,505,047 shares outstanding at March 31, 2008, 76,483,603 shares issued and 70,423,603 shares outstanding at September 30, 2007	770	765
Additional paid-in capital	1,785,731	1,780,401
Accumulated other comprehensive income	26,310	18,202
Treasury stock at cost, 13,461,869 shares and 6,060,000 shares at March 31, 2008 and September 30, 2007, respectively	(200,956)	(110,762)
Accumulated deficit	(838,539)	(828,827)

Total stockholders’ equity	773,316	859,779

Total liabilities, minority interests and stockholders’ equity	$909,803	$1,014,838

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six months ended
	March 31,
	2008	2007
Cash flows from operating activities
Net income (loss)	$(9,712)	$129,926
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,032	16,242
Stock-based compensation	4,543	4,070
Discount on marketable securities	(669)	(571)
Undistributed earnings of joint ventures	(223)	(550)
Minority interests	8	52
Loss on disposal of long-lived assets	289	476
Gain on sale of software division, net	(371)	(81,813)
Loss on investment	2,931	—
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	15,152	(21,725)
Inventories	(6,830)	(6,092)
Prepaid expenses and other current assets	3,213	(8,110)
Accounts payable	(10,469)	(14,999)
Deferred revenue	3,132	4,434
Accrued warranty and retrofit costs	(1,145)	590
Accrued compensation and benefits	(5,432)	(938)
Accrued restructuring costs	(1,378)	(1,474)
Accrued expenses and other current liabilities	(4,867)	(1,480)

Net cash provided by operating activities	5,204	18,038

Cash flows from investing activities
Purchases of property, plant and equipment	(10,746)	(12,180)
Proceeds from the sale of software division	—	119,090
Purchases of marketable securities	(106,944)	(128,221)
Sale/maturity of marketable securities	143,805	136,055
Other	(75)	(23)

Net cash provided by investing activities	26,040	114,721

Cash flows from financing activities
Treasury stock purchases	(90,194)	—
Proceeds from issuance of common stock, net of issuance costs	1,473	3,530

Net cash provided by (used in) financing activities	(88,721)	3,530

Effects of exchange rate changes on cash and cash equivalents	2,512	619

Net increase (decrease) in cash and cash equivalents	(54,965)	136,908
Cash and cash equivalents, beginning of period	168,232	115,773

Cash and cash equivalents, end of period	$113,267	$252,681

BROOKS AUTOMATION, INC.
Supplemental Information
(unaudited)
(In thousands, except per share data)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of charges associated with our restructuring programs and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income and diluted earnings per share from continuing operations is presented below:

	Quarter ended
	March 31, 2008		December 31, 2007		March 31, 2007
		per		per		per
	$	share	$	share	$	share

Income (loss) from continuing operations	-8,664	-$0.14	-1,419	-$0.02	15,751	$0.21

Add: Restructuring expenses	2,506	$0.04	600	$0.01	3,040	$0.04
Add: Loss on investment	2,931	$0.05	0	$0.00	0	$0.00

Income (loss) before special charges	-3,227	-$0.05	-819	-$0.01	18,791	$0.25

	Six months ended
	March 31, 2008		March 31, 2007
		per		per
	$	share	$	share

Income (loss) from continuing operations	-10,083	-$0.15	32,730	0.44

Add: Restructuring expenses	3,106	$0.05	3,040	$0.04
Add: Loss on investment	2,931	$0.04	0	$0.00

Income (loss) before special charges	-4,046	-$0.06	35,770	$0.48

BROOKS AUTOMATION, INC.
Supplemental Information
(unaudited)
(In thousands)
Management utilizes adjusted Earnings before Interest, Depreciation and Amortization (“adjusted EBITDA”) as a means of assessing the changes in the underlying cash generation potential of the business. A table reconciling adjusted EBITDA to Net income (loss) from continuing operations is presented below:

	Quarter ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2008	2007	2007	2008	2007

Income (loss) from continuing operations	-8,664	-1,419	15,751	-10,083	32,730

Less: Interest income	-1,806	-3,209	-2,355	-5,015	-4,530
Add: Interest expense	310	133	314	443	455
Add: Income tax provision	885	670	1,480	1,555	2,124
Add: Depreciation	4,400	4,532	4,200	8,932	8,638
Add: Amortization of completed technology	2,314	2,314	2,314	4,628	4,628
Add; Amortization of acquired intangible assets	1,787	1,685	1,482	3,472	2,976
Add: Stock compensation expense	2,534	2,009	1,927	4,543	4,070
Add: Restructuring expenses	2,506	600	3,040	3,106	3,040
Add: Loss on investment	2,931	0	0	2,931	0

Adjusted EBITDA	7,197	7,315	28,153	14,512	54,131